EXHIBIT 12.1

               TEXAS OLEFINS COMPANY, SUBSIDIARIES AND AFFILIATE
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                          (IN THOUSANDS, EXCEPT RATIO)
                                  (UNAUDITED)

                                            FOR THE FISCAL YEAR ENDED MAY 31           TWELVE          ONE MONTH
                                       ------------------------------------------   MONTHS ENDED         ENDED
                                         1992       1993       1994       1995      MAY 31, 1996     JUNE 30, 1996
                                       ---------  ---------  ---------  ---------   -------------    --------------
Income before income taxes and
  minority interest..................  $  63,498  $  41,081  $  52,303  $  49,268      $24,508           $1,988
Interest expense.....................      1,145      1,087        663        475        2,343               98
Interest portion of rental expense...      1,670      1,630      1,430      1,470        1,600              140
                                       ---------  ---------  ---------  ---------   -------------    --------------
       Earnings......................  $  66,313  $  43,798  $  54,396  $  51,213      $28,451           $2,226
                                       =========  =========  =========  =========   =============    ==============
Fixed Charges:
  Interest expense...................  $   1,145  $   1,087  $     663  $     475      $ 2,343           $   98
  Interest portion of rental
     expense.........................      1,670      1,630      1,430      1,470        1,600              140
                                       ---------  ---------  ---------  ---------   -------------    --------------
       Total fixed charges...........  $   2,815  $   2,717  $   2,093  $   1,945      $ 3,943           $  238
                                       =========  =========  =========  =========   =============    ==============
  Ratio of earnings to fixed
     charges.........................       23.6x      16.1x      26.0x      26.3x         7.2x(2)          9.4x

                                                PRO FORMA        PRO FORMA
                                                 TWELVE          ONE MONTH
                                              MONTHS ENDED         ENDED
                                              MAY 31, 1996     JUNE 30, 1996
                                              -------------    --------------
Loss before income taxes and minority
  interest...........................         $   (9,600)      $   (1,600)
Interest expense.....................             31,900            2,500
Interest portion of rental expense...              1,600              140
                                              -------------    --------------
       Earnings......................         $   23,900       $    1,040
                                              =============    ==============
Fixed Charges:
  Interest expense...................         $   31,900       $    2,500
  Interest portion of rental
     expense.........................              1,600              140
                                              -------------    --------------
       Total fixed charges...........         $   33,500       $    2,640
                                              =============    ==============
  Ratio of earnings to fixed
     charges.........................             --       (1)     --        (1)
                                              =============    ==============
- ------------------------------------

(1) For the proforma twelve months ended May 31,1996 and the one month ended June 30, 1996, earnings were insufficient to cover fixed charges in the amount of $(9.6) million and $(1.6) million respectively.

(2) For the twelve months ended May 31, 1996, income before taxes and minority interest includes a $12.6 million noncash provisions for the impairment of certain non-strategic properties which TPC intends to sell.